Exhibit 99.1

For Immediate Release

Ruth’s Hospitality Group, Inc. Reports Fourth Quarter 2021 Financial Results

WINTER PARK, Fla.—(BUSINESS WIRE)—February 24, 2022—Ruth’s Hospitality Group, Inc. (the “Company”) (Nasdaq: RUTH) today reported unaudited financial results for its fourth quarter and fiscal year ended December 26, 2021 and provided a business update.

CEO Comments

Cheryl Henry, President, Chief Executive Officer and Chairperson of the Board of Ruth’s Hospitality Group, Inc., commented, “The outstanding efforts from our team members allowed us to post solid fourth quarter results with positive comparable sales growth versus 2019 and strong restaurant-level profitability. More importantly, these accomplishments came on the heels of several headwinds, including the emergence of Omicron in December, continued challenges in the labor market, and ongoing beef inflation. All in all, we believe our performance in 2021 has demonstrated that our underlying business is strong.”

Henry added, “As we enter the new year, we are committed to our total return strategy, demonstrated by our investment in people, technology and unit growth, as well as returning cash to shareholders and paying down debt.”

Fourth Quarter and Fiscal Year 2021 Financial Highlights (1)

By period, comparable restaurant sales and average weekly sales for Company-owned restaurants for the fourth quarter and fiscal year 2021 were as follows:

(dollar amounts in thousands)	October	November	December	Q4 2021	FY 2021
Comparable Restaurant Sales vs. 2020	35.1%	58.3%	98.0%	61.2%	58.6%
Comparable Restaurant Sales vs. 2019	2.8%	6.0%	-5.3%	0.5%	-3.6%
Average Weekly Sales (all restaurants)(2)	$105.7	$119.6	$147.7	$123.0	$105.5

Fourth Quarter 2021

•

Restaurant sales in the fourth quarter of 2021 were $118.7 million compared to $72.2 million in the fourth quarter of 2020.  Fourth quarter comparable restaurant sales compared to 2019 would have increased 6.9% absent the impact of three markets (Boston, Hawaii and Manhattan), which continued to be challenged by local restrictions and market conditions during the fourth quarter of 2021.

•	Franchise income in the fourth quarter of 2021 was $5.5 million compared to $3.6 million in the fourth quarter of 2020. Fourth quarter 2021 comparable restaurant sales at franchisee-owned restaurants increased 49.5% compared to 2020 and 13.9% compared to the fourth quarter of 2019.
•

Food and beverage costs, as a percentage of restaurant sales, increased 470 basis points to 34.1% compared to the fourth quarter of 2020.  Total beef costs increased 43% compared to the fourth quarter of 2020.

•

Operating income in the fourth quarter was $12.3 million compared to $4.7 million in the fourth quarter of 2020.  As a percentage of total revenues, operating income in the fourth quarter of 2021 increased to 9.7% compared to 6.1% in the fourth quarter of 2020.

•	Net income in the fourth quarter of 2021 was $13.8 million, or $0.40 per diluted share, compared to net income of $1.4 million, or $0.04 per diluted share, in the fourth quarter of 2020.
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Net income in the fourth quarter of 2021 included a $1.1 million loss on lease modifications, a $1.5 million loss on impairment and a $4.1 million income tax benefit related to the impact of discrete income tax items.  Net income in the fourth quarter of 2020 included a $2.5 million employee retention payroll tax credit, which reduced restaurant operating expenses, $322 thousand in severance costs and accelerated stock expense, $28 thousand in gain related to lease modifications, a $295 thousand impairment loss related to restaurant closures, and a $1.1 million income tax expense related to the impact of discrete income tax items.

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Excluding these items, non-GAAP diluted earnings per common share was $0.34 in the fourth quarter of 2021, compared to $0.03 in the fourth quarter of 2020.  The Company believes that non-GAAP diluted earnings per common share provides a useful alternative measure of financial performance to improve comparability of diluted earnings per common share between periods. Investors are advised to see the attached Reconciliation of Non-GAAP Financial Measure table for additional information.

Fiscal Year 2021

•	Restaurant sales in 2021 were $402.0 million compared to $260.8 million in 2020.
•

Franchise income in 2021 was $18.5 million compared to $11.7 million in 2020.  Comparable restaurant sales in 2021 at franchisee-owned restaurants increased 50.3% compared to 2020 and 6.4% compared to 2019.

•	Food and beverage costs in 2021, as a percentage of restaurant sales, increased 290 basis points to 32.0% compared to 2020. Total beef costs increased 37% compared to 2020.
•	Operating income in 2021 was $49.7 million, or 11.6% of total revenues, compared to a loss of $28.5 million in 2020.
•	Net income in 2021 was $42.3 million, or $1.23 per diluted share, compared to a net loss of $25.3 million, or ($0.80) per diluted share, in 2020.
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Net income in 2021 included a $381 thousand employee retention payroll tax credit, $445 thousand in severance costs and accelerated stock expense, a $1.1 million loss on lease modifications, a $1.9 million loss on impairment and a $4.3 million income tax benefit related to the impact of discrete income tax items.  Net loss in 2020 included a $2.5 million employee retention payroll tax credit, $1.8 million in severance costs and accelerated stock expense, $206 thousand in gain related to lease modifications, a $16.5 million impairment loss primarily related to restaurant closures and a $1.5 million income tax expense related to the impact of discrete income tax items.

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Excluding these items, non-GAAP diluted earnings per common share was $1.17 in 2021, compared to a loss of ($0.38) in 2020.  The Company believes that non-GAAP diluted earnings per common share provides a useful alternative measure of financial performance to improve comparability of diluted earnings per common share between periods. Investors are advised to see the attached Reconciliation of Non-GAAP Financial Measure table for additional information.

(1)

In order to assist with the review of our quarterly and annual results, we have provided an additional comparison to the same period in 2019 for some of our financial measures as many of the 2020 financial measures were impacted by COVID-related restaurant closures.

(2)	Average Weekly Sales is an average of restaurant sales for all Company-owned restaurants.

Business and Development Update

•	Quarter to date through February 20, 2022, Company-owned comparable restaurant sales increased 4.3% compared to 2019.
•

We opened three new restaurants in the fourth quarter of 2021, including two Company-owned restaurants in Short Hills, New Jersey and Lake Grove, New York, as well as a franchisee-owned restaurant in Changsha, China, and closed our Bethesda, Maryland and Mauna Lani, Hawaii restaurants in December 2021.

•

We expect to open a total of five additional new Company-owned or managed restaurants by the end of 2022.   The Company currently has two leases signed for Company-owned restaurants scheduled to open in 2023.

Share Repurchase and Debt

During the fourth quarter of 2021, the Company repurchased 695 thousand shares of common stock under its share repurchase program for approximately $12.8 million, or an average price of $18.35 per share.

As of February 22, 2022, the Company’s cash balance was approximately $84.6 million, with $50.0 million of debt outstanding under its amended and restated credit agreement and $4.7 million of outstanding letters of credit.

Quarterly Cash Dividend

As previously announced, the Company’s Board of Directors approved the reinstatement of its quarterly cash dividend program.  The Board of Directors declared a quarterly dividend of $0.12 per share that was paid on February 17, 2022 to shareholders of record as of the close of business on February 3, 2022.

Financial Outlook

Based on current information and its most recent projections, Ruth’s Hospitality Group, Inc. is providing its outlook for the following 2022 operating measures:

•	First quarter food and beverage costs of 32.5% to 33.5%
•	Fiscal year 2022 restaurant labor expense improvement of approximately 200 basis points (as a percentage of restaurants sales) compared to 2019
•	Fiscal year 2022 combined marketing and general and administrative expenses is expected to be between 10.0% and 10.5% of revenue
•	Effective income tax rate of 17% to 19%
•	Fiscal year 2022 capital expenditures of $53 to $58 million

The foregoing statements are not guarantees of future performance, and therefore, undue reliance should not be placed upon them.  We refer you to the “Cautionary Note Regarding Forward-Looking Statements” section in this earnings press release and to our recent filings with the Securities and Exchange Commission for more detailed discussions of the risks that could impact our financial outlook and our future operating results and financial condition.

Conference Call

The Company will host a conference call to discuss fourth quarter and fiscal year 2021 financial results today at 8:30 AM Eastern Time.  Hosting the call will be Cheryl J. Henry, President, Chief Executive Officer and Chairperson of the Board, and Kristy Chipman, Chief Financial Officer and Chief Operating Officer.

The conference call can be accessed live over the phone by dialing 201-689-8470. A replay will be available one hour after the call and can be accessed by dialing 412-317-6671; the password is 13726538. The replay will be available until Thursday, March 3, 2022. The call will also be webcast live from the Company's website at www.rhgi.com under the Investor Relations section.

About Ruth’s Hospitality Group, Inc.

Ruth’s Hospitality Group, Inc., headquartered in Winter Park, Florida, is the largest fine dining steakhouse company in the U.S. as measured by the total number of Company-owned and franchisee-owned restaurants, with 150 Ruth’s Chris Steak House locations worldwide specializing in USDA Prime grade steaks served in Ruth’s Chris’ signature fashion – “sizzling.”

For information about our restaurants or to purchase gift cards, please visit www.RuthsChris.com. For more information about Ruth’s Hospitality Group, Inc., please visit www.rhgi.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that reflect, when made, the Company’s expectations or beliefs concerning future events that involve risks and uncertainties. Forward-looking statements frequently are identified by the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “likely result,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek”, “should,” “target,” “would” and other similar words and phrases.. Similarly, statements herein that describe the Company’s objectives, plans or goals, including with respect to restaurant closures and re-openings, new restaurant openings and acquisitions or closures, capital expenditures, strategy, financial outlook, liquidity outlook, our effective tax rate, and the impact of healthcare inflation and recent accounting pronouncements, also are forward-looking statements. Actual results could differ materially from those projected, implied or anticipated by the Company’s forward-looking statements. Some of the factors that could cause actual results to differ include: the negative impact the COVID-19 pandemic has had and will continue to have on our business, financial condition and results of operations; reductions in the availability of, or increases in the cost of, USDA Prime grade beef, fish and other food items; changes in economic conditions, including inflationary concerns, and general trends; the loss of key management personnel; the effect of market volatility on the Company’s stock price; health concerns about beef or other food products; the effect of competition in the restaurant industry; changes in consumer preferences or discretionary spending; labor shortages or increases in labor costs; the impact of federal, state or local government regulations relating to income taxes, unclaimed property, Company employees, the sale or preparation of food, the sale of alcoholic beverages and the opening of new restaurants; political conditions, civil unrest or other developments and risks in the markets where the Company’s restaurants are located; harmful actions taken by the Company’s franchisees; the inability to successfully integrate franchisee acquisitions into the Company’s business operations; economic, regulatory and other limitations on the Company’s ability to pursue new restaurant openings and other organic growth opportunities; a material failure, interruption or security breach of the Company’s information technology network; the Company’s indemnification obligations in connection with its sale of the Mitchell’s Restaurants; the Company’s ability to protect its name and logo and other proprietary information; an impairment in the financial statement carrying value of our goodwill, other intangible assets or property; gains or losses on lease modifications; the impact of litigation; the restrictions imposed by the Company’s credit agreement; changes in, or the suspension or discontinuation of, the Company’s quarterly cash dividend payments or share repurchase program; and the inability to secure additional financing on terms acceptable to the Company. For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2020, and the Company’s other filings with the Securities and Exchange Commission (“SEC”).  Such filings are available on the SEC’s website at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. You should not assume that material events subsequent to the date of this press release have not occurred.

Unless the context otherwise indicates, all references in this report to the “Company,” “Ruth’s,” “we,” “us”, “our” or similar words are to Ruth’s Hospitality Group, Inc. and its subsidiaries. Ruth’s Hospitality Group, Inc. is a Delaware corporation formerly known as Ruth’s Chris Steak House, Inc., and was founded in 1965.

Investor Relations

Fitzhugh Taylor

ftaylor@icrinc.com

RUTH’S HOSPITALITY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations – Preliminary and Unaudited

(Amounts in thousands, except share and per share data)

	13 Weeks Ended		52 Weeks Ended
	December 26,	December 27,	December 26,	December 27,
	2021	2020	2021	2020

Revenues:
Restaurant sales	$118,677	$72,151	$402,015	$260,763
Franchise income	5,471	3,644	18,533	11,737
Other operating income	2,595	1,577	8,575	5,248
Total revenues	126,743	77,372	429,123	277,748
Costs and expenses:
Food and beverage costs	40,521	21,268	128,450	75,831
Restaurant operating expenses	50,658	33,195	179,671	150,420
Marketing and advertising	5,803	1,574	13,464	6,859
General and administrative costs	8,840	10,581	32,531	33,248
Depreciation and amortization expenses	5,355	5,304	20,487	21,964
Pre-opening costs	709	448	1,894	1,633
Loss (gain) on lease modifications	1,058	(28)	1,058	(206)
Loss on impairment	1,461	295	1,854	16,548
Total costs and expenses	114,405	72,637	379,409	306,297
Operating income (loss)	12,338	4,735	49,714	(28,549)
Other income (expense):
Interest expense, net	(368)	(1,340)	(3,478)	(4,681)
Other	39	38	102	26
Income (loss) before income taxes	12,009	3,433	46,338	(33,204)
Income tax expense (benefit)	(1,791)	2,010	4,063	(7,910)
Net income (loss)	$13,800	$1,423	$42,275	$(25,294)

Basic earnings (loss) per share	$0.41	$0.04	$1.23	$(0.80)

Diluted earnings (loss) per share	$0.40	$0.04	$1.23	$(0.80)

Shares used in computing net income per common share:
Basic	33,921,311	34,256,769	34,255,966	31,683,920
Diluted	34,081,852	34,396,700	34,468,198	31,683,920
Dividends declared per common share	$—	$—	$—	$0.15

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

We prepare our financial statements in accordance with U.S. generally accepted accounting principles (GAAP). Within our press release, we make reference to non-GAAP diluted earnings per common share. This non-GAAP measurement was calculated by excluding the impact of an employee retention payroll tax credit, accelerated stock compensation and severance payments, (loss) gain on lease modifications, loss on impairment and restaurant closure costs and certain discrete income tax items. We exclude the impact of the employee retention payroll tax credit, accelerated stock compensation and severance payments, gain on lease modifications, loss on impairment and restaurant closure costs and certain discrete income tax items to improve comparability of diluted earnings per common share between periods.  This non-GAAP measurement has been included as supplemental information. We believe that this measure represents a useful internal measure of performance. Accordingly, where this non-GAAP measure is provided, it is done so that investors have the same financial data that management uses in evaluating performance with the belief that it will assist the investment community in assessing our underlying performance on a quarter-over-quarter basis. However, because this measure is not determined in accordance with GAAP, such a measure is susceptible to varying calculations and not all companies calculate the measure in the same manner. As a result, the aforementioned measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP financial measure is presented as supplemental information and not as an alternative to diluted earnings per share as calculated in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measure – Unaudited

(Amounts in thousands, except share data)

	13 Weeks Ended		52 Weeks Ended
	December 26,	December 27,	December 26,	December 27,
	2021	2020	2021	2020
GAAP Net income (loss)	$13,800	$1,423	$42,275	$(25,294)
GAAP Income tax expense (benefit)	(1,791)	2,010	4,063	(7,910)
GAAP Income (loss) from continuing operations before income taxes	12,009	3,433	46,338	(33,204)
Adjustments:
Employee retention credit	—	(2,525)	(381)	(2,525)
Accelerated stock compensation and severance payments	—	322	445	1,824
Gain on lease modifications	1,058	(28)	1,058	(206)
Loss on impairment and restaurant closure costs	1,461	295	1,854	16,548
Adjusted net income before income taxes	14,528	1,497	49,314	(17,563)
Adjusted income tax benefit (expense) (1)	1,161	(1,526)	(4,807)	4,000
Impact of excluding certain discrete income tax items	(4,129)	1,142	(4,274)	1,455
Non-GAAP Net income (loss)	$11,560	$1,113	$40,233	$(12,108)

GAAP Diluted earnings (loss) per common share	$0.40	$0.04	$1.23	$(0.80)

Non-GAAP Diluted earnings (loss) per common share	$0.34	$0.03	$1.17	$(0.38)

Weighted-average number of common shares outstanding - diluted	34,081,852	34,396,700	34,468,198	31,683,920

(1) Adjusted income tax is calculated by multiplying the Non-GAAP adjustments by our marginal federal and state income tax rates and adding or subtracting the result to/from our GAAP income tax expense.